Exhibit 3

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of September 27, 2004 by and among Educate, Inc., a Delaware corporation (the “Company”), Apollo Sylvan, LLC, a Delaware limited liability company (“Apollo Sylvan”), Apollo Sylvan II, LLC, a Delaware limited liability company (“Apollo Sylvan II” and, together with Apollo Sylvan and Affiliates (defined below) of Apollo Sylvan and Apollo Sylvan II, “Apollo”), and the other persons listed on Schedule I attached hereto (collectively, the “Stockholders”).

The Stockholders are the beneficial owners of certain Registrable Securities (as defined below) issued by the Company.  The Company and the Stockholders deem it to be in their respective best interests to set forth the rights and certain obligations of the Stockholders or other Holders in connection with public offerings and sales of the Registrable Securities.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and the Stockholders, intending to be legally bound hereby, agree as follows.

Section 1.                                          Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person shall mean any other Person who either directly or indirectly through one or more intermediaries is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

“Capital Stock” shall mean all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

“Company Registration” has the meaning set forth in Section 4(a) hereof.

“Demanding Holder” shall mean each Holder holding 10% or more of the outstanding Common Stock at the time of determination.  As of the date hereof, Apollo shall constitute a Demanding Holder.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

“Holder” shall mean each Stockholder, any Affiliate of a Stockholder that holds Registrable Securities and any Person that acquires from a Stockholder Registrable Securities constituting 10% or more of the then-outstanding shares of Common Stock.  For purposes of this Agreement, the Company may deem the registered holder of a Registrable Security as the Holder thereof.

“IPO” shall have the meaning set forth in Section 2(a).

“Person” shall mean an individual, partnership, corporation, limited liability company, joint venture, trust or unincorporated organization, governmental or regulatory body or subdivision thereof or any other entity.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities” shall mean the shares of Common Stock held by the Stockholders as of the date hereof, as well as shares of Common Stock acquired by the Stockholders after the date hereof, and any other securities issued or issuable as a result of or in connection with any stock dividend, stock split or reverse stock split, reclassification, merger, consolidation or similar transaction in respect of such shares of Common Stock; provided, however, that any shares of Common Stock shall cease to be Registrable Securities upon the earliest of the following:  (i) a Registration Statement registering such shares of Common Stock under the Securities Act having been declared or become effective and such shares of Common Stock having been sold or otherwise transferred by the Holder or owner thereof pursuant to such effective Registration Statement; (ii) such shares of Common Stock are sold or otherwise transferred to the public pursuant to Rule 144; or (iii) all such shares of Common Stock held by the Holder may be sold in a single transaction without registration in compliance with Rule 144(k).

“Registration Expenses” shall have the meaning set forth in Section 7 hereof.

“Registration Statement” shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated or deemed to be incorporated by reference in such Registration Statement.

“Requesting Stockholder Registration” has the meaning set forth in Section 4(a) hereof.

“Rule 144” or “Rule 144(k)” shall mean Rule 144 or Rule 144(k), as the case may be, promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

“Rule 415” shall mean Rule 415 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

“SEC” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” shall mean the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

“Shelf Demanding Holder” shall mean any Holder that was a Demanding Holder as of the date hereof that owns at least 5% of the outstanding shares of Common Stock on the date a request is made by such Person pursuant to Section 3 hereof.  As of the date hereof, Apollo shall constitute a Shelf Demanding Holder.

“Shelf Registration” has the meaning set forth in Section 3(c) hereof.

“Underwritten Offering” shall mean a registered offering in which shares of Common Stock are sold to an underwriter for reoffering to the public.

Section 2.                                          Form S-1 Registration.

(a)                                  Demand.  At any time commencing on the earlier of (i) 180 days following the first Underwritten Offering by the Company resulting in gross proceeds to the Company of at least $50 million (the “IPO”) and (ii) the first anniversary of the date of this Agreement, upon the written request of a Demanding Holder that the Company effect an Underwritten Offering of Registrable Securities on a long-form Registration Statement (Form S-1 or any similar successor form) under the Securities Act and specifying the aggregate number of Registrable Securities to be registered and the intended method of disposition thereof, the Company shall, subject to Section 6(b) hereof, use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register as soon as practicable; provided, however, that the Company shall not be obligated to effect a registration pursuant to this Section 2 unless the Registrable Securities requested to be included therein have an anticipated aggregate price to the public of at least $50 million.  In addition, the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2(a):  (w) after the Company has effected one (1) such registration; (x) within 180 days following the last date on which a Registration Statement filed in respect of a registration hereunder, if any, was effective; (y) during the period commencing with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a Company Registration, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; provided, that if the Company abandons such Company Registration, the Company shall promptly so notify any Demanding Holder that was unable to effect a registration under this Section 2 as a result of this clause (y); or (z) if the Demanding Holder proposes to dispose of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made under Section 3 hereof; and provided, further, that no more than two (2)

registrations under this Section 2(a) and Section 3 may become effective during any 12 month period.

Upon receipt of any request for registration pursuant to this Section 2 from a Demanding Holder, the Company shall promptly give written notice of such request to the other Holders.  The Company shall include in the requested registration all Registrable Securities requested to be included by such Holders who shall make such request by written notice (specifying the aggregate number of Registrable Securities to be included) to the Company delivered within ten (10) days after their receipt of the Company’s notice.  If the Company shall receive a request for inclusion in the registration of the Registrable Securities of Holders other than the Demanding Holder initiating the registration, it shall promptly so inform the Demanding Holder that made the initial request for registration.

Holders of a majority of the Registrable Securities to be included in such registration pursuant to this Section 2 may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke such request by providing a written notice to the Company revoking such request and, if applicable, request withdrawal of any Registration Statement filed with the SEC and the Company shall use its reasonable best efforts to so withdraw such Registration Statement.  A registration requested pursuant to this Section 2(a) shall not be deemed to have been effected unless a Registration Statement with respect thereto has become effective and the Registrable Securities registered thereunder for sale are sold thereunder or are not so sold solely by reason of an act or omission by any Demanding Holder whose Registrable Securities are included therein; provided, however, that if such registration does not become effective after the Company has filed it solely by reason of a Demanding Holder’s revocation of its registration request or refusal to proceed (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company), then such registration shall be deemed to have been effected unless the requesting Demanding Holder shall have elected to pay all Registration Expenses and any out-of-pocket expenses of any party required to be borne by the Company pursuant hereto.

(b)                                 Effectiveness of Registration Statement.  Subject to Section 6(b), the Company agrees to use its reasonable best efforts to (x) cause the Registration Statement relating to any demand registration pursuant to this Section 2 to become effective as promptly as practicable following a request for registration under Section 2(a), and (y) thereafter keep such Registration Statement effective continuously for the period specified in the next succeeding paragraph.

Except as provided in the last paragraph of Section 2(a) above, a demand registration requested pursuant to this Section 2 will not be deemed to have been effected (w) unless the Registration Statement relating thereto has become effective under the Securities Act and remained continuously effective (except as otherwise permitted under this Agreement) for a period ending on the earlier of (i) the date which is ninety (90) days after the effective date of such Registration Statement (subject to extension as provided in Sections 5(b) and 6(b)) and (ii) the date on which all Registrable Securities covered by such Registration Statement have been sold and the distribution contemplated thereby has been completed; provided, however, that with respect to a demand registration that is a Shelf Registration, the Registration Statement related thereto shall remain continuously effective for the period provided in Section 3(c) below, (x) if, after it has become effective, such registration is interfered with for any reason by any stop order, injunction or other order or requirement of the SEC or any other governmental authority, or as a result of the initiation of any proceeding for such a stop order by the SEC through no fault of the Demanding Holder, and the result of such interference is to prevent the Demanding Holder from disposing of such Registrable Securities proposed to be sold in accordance with the intended methods of disposition, or (y) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with any Underwritten Offering shall not be satisfied or waived with the consent of the Demanding Holder, other than as a result of any breach by the Demanding Holder or any underwriter of its obligations thereunder or hereunder.

(c)                                  Inclusion of Other Securities; Cutback.  The Company, and any other holder of the Company’s securities who has existing registration rights or is granted subsequent registration rights in accordance with Section 10 hereof, may include its securities in any demand registration effected pursuant to this Section 2 on a basis no less favorable to the Demanding Holders than that of any other holder of the Common Stock of the Company; provided, however, that if the managing or lead underwriter or underwriters of a proposed Underwritten Offering contemplated thereby advise the Demanding Holders in writing that the total number of securities to be included in such proposed public offering exceeds the number that can be sold in such offering within a price range acceptable to the selling Holders holding a majority of the Registrable Securities included in the demand registration, then the amount or kind of securities offered for the account of the following groups of holders shall be reduced pro rata among members of such group (or in such other manner as any agreement among them may provide) in accordance with such managing underwriter’s recommendation in the following order of priority (with the securities to be reduced first listed first): (i) securities other than Registrable Securities offered by Persons other than the Company; (ii) securities offered by the Company; and (iii) Registrable Securities; and provided, further, that no Registrable Securities shall be reduced until all securities other than Registrable Securities are entirely excluded from the underwriting.

Section 3.                                          Form S-3 and Shelf Registration.

(a)                                  After the Company has qualified for the use of Form S-3 under the Securities Act (or any successor or substantially similar form) for sales of Registrable Securities by selling stockholders, in addition to the rights contained in Section 2, the Demanding Holders shall have the right to request an unlimited number of registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Demanding Holders, including whether such offering is requested to be an Underwritten Offering), and, upon such request, the Company shall, subject to Section 6(b) hereof, use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities, which the Company has been so requested to register by such Demanding Holders; provided, however, that the Company shall not be obligated to effect a registration pursuant to this Section 3(a):  (x) unless the Registrable Securities requested to be included therein have an anticipated aggregate price to the public of at least $20 million, (y) in the circumstances described in clause (y) of Section 2(a), or (z) within 180 days following the last date on which a Registration Statement filed in respect of a registration hereunder, if any, was effective.  Any registration under this Section 3(a) shall be underwritten at the request of Holders holding a majority of the Registrable Securities to be included therein.

(b)                                 If a request complying with the requirements of Section 3(a) hereof is delivered to the Company, the provisions set forth in the second and third paragraphs of Section 2(a) and the provisions of Sections 2(b) and (c) shall apply to such registration; provided, that if such request is for an offering other than an Underwritten Offering, the portions of Sections 2(a) through (c) applying to an Underwritten Offering shall not apply.

(c)                                  The Shelf Demanding Holders shall have the right to request two (2) “shelf” registrations that constitute offerings of Registrable Securities under the Securities Act in a manner that permits sales on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any successor provision) (the “Shelf Registration”).  Each request for and initial filing of a Shelf Registration shall be made in compliance with Section 3(a); provided, that clause (x) of such section shall be inapplicable to such request.  The Company shall, subject to Section 6(b), use its reasonable best efforts to cause the Registration Statement relating to the Shelf Registration to become effective as promptly as practicable and maintain the effectiveness of such Registration Statement for a period ending on the earliest of (i) two years following the date on which such Registration Statement first becomes effective, and (ii) the date on which all Registrable Securities covered by such Registration Statement have been sold and the distribution contemplated thereby has been completed or have become freely tradeable pursuant to Rule 144 without regard to volume.  Any “takedown” under the Shelf Registration shall be underwritten at the request of Holders holding a majority of the Registrable Securities to be included therein.  Any such “takedown” that is intended to be an Underwritten Offering shall be made pursuant to Section 3(a) such that the provisions relating to effecting a Registration Statement thereunder apply to effecting the takedown under the Shelf Registration.  Any sales made on a delayed or continuous basis under the Shelf Registration that do not constitute an Underwritten Offering shall not be required to comply with Section 3(a).

Section 4.                                          Piggyback Registration.

(a)                                  If the Company at any time proposes to file a registration statement with respect to any of its equity securities, whether for its own account (other than a registration statement on Form S-4 or S-8 (or any successor or substantially similar form), or in connection with (A) an employee stock option, stock purchase or compensation plan or securities issued or issuable pursuant to any such plan, or (B) a dividend reinvestment plan) (any of the foregoing, a “Company Registration”) or for the account of any holder of securities of the Company pursuant to demand registration rights granted by the Company (a “Requesting Stockholder” and, such registration, a “Requesting Stockholder Registration”), then the Company shall in each case give written notice of such proposed filing to all Holders of Registrable Securities at least twenty (20) days before the anticipated filing date of any such registration statement by the Company.  Such notice shall offer to all Holders the opportunity to have any or all of the Registrable Securities held by such Holders included in such registration statement and shall include the number of shares proposed to be registered, the proposed filing date, the intended method of distribution of such shares and the proposed managing underwriter, if any.  Each Holder of Registrable Securities desiring to have its Registrable Securities registered under this Section 4 shall so advise the Company in writing within ten (10) days after the date of receipt of such notice (which request shall set forth the amount of Registrable Securities for which registration is requested), and the Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein.  If the Registration Statement relates to an

Underwritten Offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters, as provided herein.  Any Holder shall have the right to withdraw a request to include its Registrable Securities in any public offering pursuant to this Section 4 by giving written notice to the Company of its election to withdraw such request at least ten (10) Business Days prior to the proposed effective date of such Registration Statement.  Notwithstanding the foregoing, if the managing or lead underwriter or underwriters of any such proposed Underwritten Offering advise the Company in writing that the total number of securities which the Holders of Registrable Securities, the Company and any other persons or entities intended to be included in such proposed Underwritten Offering exceeds the number that can be sold in such offering within a price range acceptable to the Company (in the case of a Company Registration) or to the Requesting Stockholders holding a majority of the securities included in a Requesting Stockholder Registration (in the case of a Requesting Stockholder Registration), then the amount or kind of securities offered for the account of the following groups of holders shall be reduced pro rata among members of such group in accordance with such managing underwriter’s recommendation in the following order of priority: (i) if a registration under this Section 4 is a Company Registration, then the order of priority shall be (with the securities to be reduced first listed first) (A) securities other than Registrable Securities offered by Persons other than the Company, (B) the Registrable Securities and (C) securities offered by the Company; (ii) if a registration under this Section 4 is a Requesting Stockholder Registration (and the Requesting Stockholder is not a Demanding Holder or a Shelf Demanding Holder), then the order of priority shall be (with the securities to be reduced first listed first) (A) securities offered by the Company, (B) securities other than Registrable Securities (other than securities of the Requesting Stockholder) and (C) the Registrable Securities and securities of the Requesting Stockholder on a pro rata basis; and (iii) if a registration under this Section 4 is a Requesting Stockholder Registration made pursuant to Section 2 or 3 hereof, then the order of priority shall be as set forth in Section 2(c).  The Company may withdraw or postpone a registration statement referred to in this Section 4 at any time before it becomes effective or withdraw, postpone or terminate the offering after it becomes effective, without obligation to any Holder of Registrable Securities, unless such registration statement was filed pursuant to Section 2 or 3 hereof.  Notwithstanding anything in this Section 4 to the contrary, the Holders shall be granted priority over any holders of shares of Common Stock in connection with exercising rights under this Section 4.

(b)                                 Notwithstanding anything herein to the contrary, the Holders shall be entitled to exercise the registration rights provided in Section 4(a) with respect to any registration statement relating to the IPO, and such Holders and the Company hereby waive any requirement for delivery of notice by any party as provided in Section 4(a).  In such event, all rights and obligations set forth in this Agreement shall apply to such registration.

Section 5.                                          Registration Procedures.

(a)                                  General.  In connection with the Company’s registration obligations pursuant to Sections 2, 3 and 4 hereof, at its expense, except as provided in Section 8, the Company will, as expeditiously as possible:

(i)                                     prepare and file with the SEC a Registration Statement with respect to such Registrable Securities as described in Sections 2, 3 and 4 on a form permitted by Section 2, 3 or 4 and available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof or such amendments and post-effective amendments to an existing Registration Statement as may be necessary to keep such Registration Statement effective for the time periods set forth in Sections 2(b) or 3(c) (if applicable); provided, that no Registration Statement shall be required to remain in effect after all Registrable Securities covered by such Registration Statement have been sold and distributed as contemplated by such Registration Statement;

(ii)                                  take such reasonable action as may be necessary so that:  (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not, as of such date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)                               notify the selling Holders of Registrable Securities and the managing underwriters, if any, promptly and, if requested, by the Holders, confirm such notice in writing (1) when a new Registration Statement, Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to any new Registration Statement or post-effective amendment, when it has become effective, (2) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information, (3) of the issuance by the SEC of any comments with respect to any filing and of the Company’s responses thereto, (4) of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (5) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the happening of any event which makes any statement of a material fact made in any Registration Statement, Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading (which notice shall be accompanied by an instruction to suspend the use of the Prospectus relating to such Registrable Securities until the requisite changes have been made);

(iv)                              furnish to each selling Holder of Registrable Securities prior to the filing thereof with the SEC, a copy of any Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and afford such Holder, the managing underwriter and their respective counsel a reasonable opportunity within a reasonable period to review and comment on copies of all such documents (including a reasonable opportunity to review copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed;

(v)                                 furnish to each selling Holder of Registrable Securities, without charge, as many conformed copies as may reasonably be requested, of the then effective Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(vi)                              deliver to each selling Holder of Registrable Securities, without charge, as many copies of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto as such Persons may reasonably request in order to permit the offering and sale of the shares of such Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the Registration Statement to remain effective, and the Company consents (except during a suspension period permitted by this Agreement) to the use of the Prospectus or any amendment or supplement thereto by the selling Holder in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto in accordance with the terms hereof;

(vii)                           use its reasonable best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the Registration Statement relating to such Registrable Securities;

(viii)                        prior to any offering of Registrable Securities pursuant to any Registration Statement, use reasonable best efforts to register or qualify or cooperate with the selling Holders of Registrable Securities and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder of Registrable Securities or underwriter reasonably requests in writing and to keep such registration or qualification (or exemption therefrom) effective during the period such

Registration Statement is required to be kept effective and to do all other acts or things reasonably necessary or advisable to enable the disposition in such distributions of the securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (viii), (2) subject itself to general taxation in any such jurisdiction or (3) file a general consent to service of process in any such jurisdiction;

(ix)                                cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation of, and furnish the selling Holders or the managing underwriters, at the Company’s expense, certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the selling Holders or managing underwriters, if any, may reasonably request at least two Business Days prior to any sale of Registrable Securities to any underwriters and instruct the transfer agent and registrar of the Registrable Securities to release any stop transfer orders with respect to the Registrable Securities;

(x)                                   cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange (or quotation system operated by a national securities association) on which identical securities issued by the Company are then listed on or prior to the effective date of any Registration Statement filed hereunder and enter into customary agreements including, if necessary, a listing application and indemnification agreement in customary form;

(xi)                                provide the Holders, the transfer agent and registrar a CUSIP number for the Registrable Securities no later than the effective date of such Registration Statement;

(xii)                             use its best efforts to comply with all applicable rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders, as soon as reasonably practicable, earnings statements satisfying the provisions of Section 11(a) of the Securities Act;

(xiii)                          cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.;

(xiv)                         if requested, include or incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement, such information as the managing underwriters administering an Underwritten Offering of the Registrable Securities registered thereunder reasonably request to be included therein and to which the Company does not reasonably object and make all required filings of such Prospectus supplement or post-

effective amendment as soon as reasonably practicable after they are notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment;

(xv)                            upon the occurrence of any event contemplated by clauses (4) (5) or (6) of Section 5(a)(iii) above, as soon as reasonably practicable prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xvi)                         subject to the proviso in paragraph (xv) above, cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities (other than as may be required by the governmental agencies or authorities of any foreign jurisdiction and other than as may be required by a law applicable to a selling Holder by reason of its own activities or business other than the sale of Registrable Securities);

(xvii)                      if such offering is an Underwritten Offering, enter into an underwriting agreement with an investment banking firm selected in accordance with Section 5(c) of this Agreement containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary underwritten distributions and take all such other actions as are reasonably requested by the managing underwriters for such underwritten offering in order to facilitate the registration or the disposition of such Registrable Securities;

(xviii)                   if such offering is an Underwritten Offering, (a) make reasonably available for inspection by each selling Holder of Registrable Securities and any managing or lead underwriter in such Underwritten Offering, and any attorney, accountant or other agent retained by such selling Holder or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as shall be reasonably necessary to enable them to conduct a “reasonable” investigation for purposes of Section 11(a) of the Securities Act; (b) cause the Company’s officers, directors and employees to make reasonably available for inspection all relevant information reasonably requested by the selling Holder or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement, in each case, as is customary for similar due diligence examinations; provided, that any information that is designated by the Company as confidential at the time of delivery of such information shall be kept confidential by the selling Holder, such underwriter, or any such, attorney, accountant or agent, unless such disclosure is required by law, or such information becomes available to the public generally or through a third-party without an accompanying obligation of confidentiality; and (c) deliver such documents and certificates as may be reasonably requested by the selling Holder and the managing underwriters, if any, including customary opinions of counsel and “cold comfort” letters as may be reasonably required pursuant to the underwriting agreement relating thereto.

(xix)                           in connection with an Underwritten Offering requested pursuant to Section 2 or 3, the Company will participate, to the extent reasonably requested by the managing underwriter for the offering or the Demanding Holder or Shelf Demanding Holder participating therein, in customary efforts to sell the securities under the Underwritten Offering, including, without limitation, participating in “road shows” or other investor meetings, and the Company shall secure the reasonable participation of its senior management for such purposes; and

(xx)                              use its reasonable best efforts to take all other reasonable steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Registration Statement contemplated hereby.

The Company may require each seller of Registrable Securities, prior to inclusion of its Registrable Securities in a Registration Statement as to which any registration is being effected, to furnish to the Company such information regarding such seller and the distribution of such Registrable Securities as the Company may from time to time reasonably request and as shall be required in connection with any registration referred to herein.   No Holder may include Registrable Securities in any Registration Statement pursuant to this Agreement unless and until such Holder has furnished to the Company such information.  Each Holder further agrees to furnish as soon as reasonably practicable to the Company all information required to be disclosed in order to make information previously furnished to the Company by such Holder not materially misleading.

(b)                                 Each Holder of Registrable Securities agrees that, upon receipt of any written notice from the Company of the happening of any event of the kind described in clause (4), (5) or (6) of Section 5(a)(iii) or in Section 6(b), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the then current Prospectus until (1) such Holder is advised in writing by the Company that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act or (2) such Holder receives copies of a supplemented or amended Prospectus contemplated by this Section 5(b), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed.  If the Company shall have given any such notice during a period when a demand registration is in effect, the Company shall extend the period described in Section 2(b) or 3(c) (as applicable) by the number of days during which any such disposition of Registrable Securities is discontinued pursuant to this paragraph.  If so directed by the Company, on the happening of such event, the Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

(c)                                  Selection of Underwriters.  With respect to any Underwritten Offering, the Company shall be entitled to select the managing underwriter; provided, that if the Underwritten Offering is undertaken pursuant to Section 2 or 3 hereof, such managing underwriter shall be selected by the Holders of a majority of the Registrable Securities included in such registration, subject to approval of the Company, which approval shall not be unreasonably withheld.

Section 6.                                          Other Agreements.

(a)                                  “Market Stand-Off” Election.  In the case of any Underwritten Offering, upon the request of the managing underwriter, each Holder agrees not to effect any public sale or distribution of Registrable Securities, except as part of such Underwritten Offering pursuant to the terms hereof, during the period beginning fifteen (15) days prior to the closing date of such Underwritten Offering and during the period ending ninety (90) days after such closing date (or such longer period, not to exceed 180 days, as may be reasonably requested by the Company or by the managing underwriter or underwriters).

(b)                                 Material Development Condition.  With respect to any Registration Statement filed or to be filed pursuant to Section 2 or 3, if the Company determines that, in its good faith judgment, (i) filing a Registration Statement or maintaining effectiveness of a current Registration Statement would have a material adverse effect on the Company or its stockholders in relation to any material financing, acquisition or other corporate transaction, and the Company has determined that disclosure of any such transaction is not in the best interests of the Company and its stockholders, or (ii) the filing or maintaining effectiveness of a current Registration Statement would require disclosure of material information that the Company has a valid business purpose of retaining as confidential, upon the giving of a written notice (a “Delay Notice”) to such effect, signed by the Chairman of the Board of Directors, Chief Executive Officer, President or Chief Financial Officer of the Company, to any Holder of Registrable Securities included or to be included in such Registration Statement, the Company shall be entitled to postpone filing or suspend the use by the Holders of the Registration Statement for a reasonable period of time, provided that the Company may not postpone the filing or suspend any such sales for a period of more than sixty (60) consecutive days; provided, that the Company shall not be entitled to exercise any such right more than two times in any calendar year or less than 30 days from the prior suspension period; and provided further, that such exercise shall not prevent the Holders from being entitled to at least 240 days of effective registration per calendar year.

(c)                                  Limitation on Demand, Shelf and Piggyback Registration Rights.  Anything to the contrary contained in this Agreement notwithstanding, when upon the written opinion of counsel for the Company (which may be in-house counsel) delivered to a Holder requesting registration hereunder that the Registrable Securities held by such Holder are not Registrable Securities as defined in clause (iii) of the definition thereof and the Company has agreed to remove all restrictive securities law legends with respect to such Registrable Securities, such Holder shall have no rights, pursuant to Sections 2, 3 or 4 hereof, to request a registration in connection with such proposed sale; provided, however, if counsel for such Holder of Registrable Securities reasonably disagrees in a written opinion delivered to the Company with such written opinion of counsel for the Company, the foregoing limitation on registration rights shall be of no force or effect.

Section 7.                                          Registration Expenses.

All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, listing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), fees of the National Association of Securities Dealers, Inc. transfer and registration fees of transfer agents and registrars, printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants (including expenses of any special audit or accounting review), securities acts liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration hereunder, reasonable fees and expenses, not to exceed $20,000 per registration hereunder (or $50,000 in connection with an IPO), of one counsel for the Holders (and any necessary local counsel), fees and expenses of other Persons retained by the Company, fees and expenses of one law firm chosen by the holders of a majority of Registrable Securities included in a registration pursuant hereto and all out-of-pocket fees and expenses incurred by any Holder in connection with the IPO (all such expenses being referred to as “Registration Expenses”), shall be borne by the Company; provided, that Registration Expenses shall not include out-of-pocket expenses incurred by the Holders (except out-of-pocket expenses set forth in this Section 7) and underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities, which shall be paid by the Holders pro rata on the basis of the number of shares of Common Stock registered on their behalf.

Section 8.                                          Indemnification.

(a)                                  Indemnification by the Company.  The Company, without limitation as to time agrees to indemnify and hold harmless, to the fullest extent permitted by law, but without duplication, each Holder of Registrable Securities included in a Registration Statement, its officers, directors, employees, partners, principals, equityholders, managed or advised accounts, advisors and agents, and each Person who controls such Holder within the meaning of Section 15 of the Securities Act, and, unless indemnification of such Persons is otherwise provided for in the applicable underwriting agreement, each underwriter, its partners, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act  (individually, an “Indemnified Person”), from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses and including expenses incurred and amounts paid in settlement of any litigation, commenced or threatened) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact in, or any omission (or alleged omission) of a material fact required to be stated in, such Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, as such expenses are incurred, except insofar as the same are caused by or contained in any information furnished in writing to the Company by any Indemnified Person or any underwriter expressly for use therein.

(b)                                 Indemnification by Holders of Registrable Securities.  In connection with any Registration Statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the fullest extent permitted by law, severally but not jointly with any other Holder, but without duplication, and without limitation as to time, the Company, its officers, directors, shareholders, employees, advisors and agents, and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses and including expenses incurred in settlement of any litigation, commenced or threatened) arising out of or based upon any untrue statement (or alleged untrue statement) of material fact in, or any omission (or alleged omission) of a material fact required to be stated in, the Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, as such expenses are incurred, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder to the Company specifically for inclusion therein.  In no event shall any participating Holder be liable for any amount in excess of the proceeds (net of payment of all expenses (excluding underwriting discounts and commissions paid or payable by such Holder)) received by such Holder upon the sale of the Registrable Securities offered and sold by such Holder pursuant to such Registration Statement.

(c)                                  Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel of such indemnifying party’s choice; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless (A) the indemnifying party shall have agreed in writing to pay them, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party in a timely manner or (C) the named parties to an action, claim or proceeding (including any impleaded parties) include any indemnified party and the indemnifying party or any of its Affiliates and in the reasonable judgment of any such Person, based upon advice of its counsel, (1) a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person) or (2) there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party; provided, that such counsel only be hired to the extent necessary for such defense or defenses; and provided, further, that the indemnifying party shall be responsible to pay the fees and expenses of only one law firm plus one local counsel in each necessary jurisdiction pursuant to these clauses (A), (B) and (C).  The indemnifying party will not be subject to any liability for any settlement made without its written consent (which consent shall not be unreasonably withheld).  No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.  An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel (plus one local counsel if required in a specific instance) for all parties indemnified by such indemnifying party with respect to such claim.  The failure by an indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 9, except to the extent the failure to give such notice is materially prejudicial to the indemnifying party’s ability to defend such action.

(d)                                 Contribution.  If for any reason the indemnification provided for in Section 8(a) or Section 8(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Section 8(a) and Section 8(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the indemnifying party or parties on the one hand or the indemnified party on the other and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations.  The amount paid or payable by a party as a result of any losses shall be deemed to include any legal or other fees or expenses incurred by such part in connection with any proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 8(a) or Section 8(b) were available to such party.  In no event shall any participating Holder be liable for any amount in excess of the proceeds (net of payment of all expenses (excluding underwriting discounts and commissions paid or payable by such Holder)) received by such Holder upon the sale of the Registrable Securities offered and sold by such Holder pursuant to such Registration Statement.

(e)                                  Remedies Cumulative.  The indemnity, contribution and expense reimbursement obligations under this Section 8 shall be in addition to any liability each indemnifying person may otherwise have and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

Section 9.                                          Participation in Underwritten Registrations.

No Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s Registrable Securities on the basis provided in any underwriting arrangements related thereto and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.  Nothing in this Section 9 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

Section 10.                                   Subsequent Registration Rights.

The Company shall not grant any Person any registration rights with respect to shares of Common Stock other than registration rights that expressly permit the Holders to participate in the registration at least pro rata with the Person being granted registration rights based on the number of shares requested to be included (and on a basis no less favorable to the Holders than that of the Person being granted registration rights).  Notwithstanding anything herein to the contrary, the Company may grant registration rights with respect to shares of Common Stock issued in connection with an acquisition of stock or assets of another company so long as the registration rights would not be in conflict with or inconsistent with the rights of the Holders hereunder in any material respect.

Section 11.                                   Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a)                                  make and keep public information regarding the Company available as those terms are understood and defined in and interpreted under Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of an IPO registration statement;

(b)                                 file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become and remains subject to such reporting requirements; and

(c)                                  so long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of an IPO registration statement), and of the Securities Act and the Exchange Act (at any time after it has become and remains subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself to any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

Section 12.                                   Amendments and Waivers.

The provisions of this Agreement, including the provisions of this Section 12, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless (a) with respect to a particular offering hereunder, the Company has obtained the written consent of Holders of a majority of the Registrable Securities included in such offering or (b) in any other event, the Company has obtained the written consent of Holders of a majority of the Registrable Securities then outstanding as determined by the Company and so long as the effect thereof will be that the consenting Holders will not be treated more favorably than all other Holders.  Whenever the consent or approval of Holders of a specified number of Registrable Securities is required hereunder, Registrable Securities held by the Company shall not be counted in determining whether such consent or approval was given by the Holders of such required number.

Section 13.                                   Notices.

All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air-courier guaranteeing overnight delivery:

(a)                                  If to a Holder of Registrable Securities, initially at the address set forth below such Holder’s signature page hereto, and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 13.

(b)                                 If to the Company, initially at 1001 Fleet Street, Baltimore, Maryland 21202, Attention:  Chief Financial Officer; telecopier no. (410) 843-2139, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention:  Jeffrey H. Cohen, Esq., Facsimile: (213) 687-5600, and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 13.

(c)                                  All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery, telecopier or telegram, on the date of such delivery, (ii) in the case of overnight air courier, on the Business Day after the date when sent and (iii) in the case of mailing, on the third Business Day following such mailing.

Section 14.                                   Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including without limitation and without the need for an express assignment to subsequent Holders of the Registrable Securities who acquire their shares in transactions not involving a registration under the Securities Act or a sale of shares in the public markets; provided, that the transferee or assignee of such rights assumes in writing the obligations of such transferor under this Agreement and shall be added to Schedule I attached hereto as a result and provided, further, that no successor or assign shall be deemed a Holder or entitled to the rights of a Holder unless such successor or assign (a) is an Affiliate of a Stockholder or (b) acquires from a Stockholder Registrable Securities constituting 10% or more of the then-outstanding shares of Common Stock.

Section 15.                                   Counterparts.

This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 16.                                   Headings.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 17.                                   Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

Section 18.                                   Jurisdiction; Forum.

Each party hereto consents and submits to the jurisdiction of any state court sitting in the County of New York or federal court sitting in the Southern District of the State of New York in connection with any dispute arising out of or relating to this Agreement.  Each party hereto waives any objection to the laying of venue in such courts and any claim that any such action has been brought in an inconvenient forum.  To the extent permitted by law, any judgment in respect of a dispute arising out of or relating to this Agreement may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of such judgment being conclusive evidence of the fact and amount of such judgment.  Each party hereto agrees that personal service of process may be effected by any of the means specified in Section 13, addressed to such party.  The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

Section 19.                                   Severability.

In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 20.                                   Termination Of Registration Rights.

All rights granted under this Agreement shall terminate with respect to any Holder at such time as such Holder ceases to own Registrable Securities.

Section 21.                                   Remedies.

In the event of a breach by any party of any of its obligations under this Agreement, the other parties, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of their rights under this Agreement.  The Company and the Stockholders agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Company or the Stockholders, as the case may be, of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, the Company or the Stockholders, as the case may be, shall waive the defense that a remedy at law would be adequate.  No failure or delay on the part of the Company or the Stockholders in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 22.                                   Entire Agreement.

This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

EDUCATE, INC.

By:	/s/ C. Alan Schroeder
Name: C. Alan Schroeder
Title: Vice President, General Counsel & Secretary

APOLLO SYLVAN, LLC

By:	/s/ Aaron J. Stone
Name: Aaron J. Stone
Title: Vice President

Address:	c/o Apollo Advisors, L.P.
Two Manhattanville Road
Purchase, New York 10577

APOLLO SYLVAN II, LLC

By:	/s/ Aaron J. Stone
Name: Aaron J. Stone
Title: Vice President

Address:	c/o Apollo Advisors, L.P.
Two Manhattanville Road
Purchase, New York 10577

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SCHEDULE I

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